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                                                                    EXHIBIT 10.9

NEITHER THE SECURITY EVIDENCED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT (COLLECTIVELY, THE "SECURITIES LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES (I) ARE REGISTERED UNDER THE SECURITIES LAWS OR (II) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



No. _____                                              WARRANT TO PURCHASE UP TO
ISSUED: NOVEMBER 4, 1998                          135,416 SHARES OF COMMON STOCK


                       THE F.A.S.T. MANAGEMENT GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

         THIS IS TO CERTIFY that, for value received by THE F.A.S.T. MANAGEMENT GROUP, INC., a Washington corporation (the "Company") as described in a Debenture of even date herewith (the "Debenture") made by Company in favor of DEERWOOD ENTERPRISES, LTD. ("Holder") and subject to the terms and conditions of this Warrant, Holder is entitled, until the date of the termination of this Warrant as provided in Section 4 hereof (the "Exercise Period") to subscribe for and purchase, upon exercise of this Warrant, up to one hundred thirty five thousand four hundred and sixteen (135,416) fully paid and nonassessable shares of Common Stock of Company (the "Warrant Stock") at the following prices (the "Warrant Price"):

         (i) sixty two thousand five hundred (62,500) shares at a price of 32.00 per share ("Warrant 1"); and

         (ii) seventy two thousand nine hundred sixteen (72,916) shares at a price of $1.7143 per share ("Warrant 2") (Warrant 1 and Warrant 2 shall collectively be referred to herein as the "Warrant" or the "Warrants").

As used herein, the terms "Large Scale Financing" and "Event of Default" shall have the meanings given them in the Debenture.

         This Warrant is subject to the following additional terms and conditions:

         1. Method of Exercise. This Warrant may be exercised in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by delivering to Company, during the Exercise Period: (a) the attached form of Election to Purchase, duly


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completed and executed by Holder, (b) this Warrant, and (c) payment of the
Warrant Price in cash or by check, for each share purchased.

         2. Delivery of Stock Certificates. Within ten (10) business days after the exercise of this Warrant (in full or in part). Company, at its expense, shall issue in the name of and deliver to Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which Holder shall be entitled upon such exercise and (b) unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share) of Warrant Stock, if any, with respect to which this Warrant shall not have been exercised. Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date on which this Warrant is surrendered and payment on the Warrant Price is made, irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date of such surrender and payment is a date when the stock transfer books of Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

         3. Covenants as to Warrant Stock. Company covenants and agrees that ail shares of Warrant Stock issued pursuant to the terms of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable. Company further covenants and agrees that Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. Expiration. Warrant 1 shall be cancelled and all rights granted hereunder shall terminate four (4) years after the date first written above. Warrant 2 shall be cancelled and all rights granted hereunder shall terminate seven (7) years (the date at which either Warrant 1 or Warrant 2 shall terminate shall hereinafter be referred to as the "Termination Date"). Unless exercised on or before the Termination Date, this Warrant shall be void and all rights represented hereby shall cease. All restrictions set forth herein on the shares of Common Stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

         5. Adjustments Affecting Common Stock.

                  5.1 Antidilution Adjustments. If at any time while this Warrant remains outstanding and unexpired, the outstanding Common Stock shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, the Warrant Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If the outstanding Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock the Warrant Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                   5.2 Reorganization; Reclassification. If at any time while this Warrant remains outstanding and unexpired, the outstanding Common Stock shall be changed into the


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same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), Company shall execute a new Warrant, providing that Holder of this Warrant shall have the right to exercise such new Warrant in substantially the form hereof, and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification or change by a holder of shares of the Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

                  5.3 No Fractional Common Stock. No fractional Shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay Holder a sum in cash equal to the fair market value of the fractional shares (as determined by Company's Board of Directors) on the date of exercise.

                  5.4 Adjustment for Sale of Shares.

                           5.4.1 If, at any time after the effective date of
this Agreement and before Holder exercises any Warrants hereunder and to the extent that Holder has unexercised Warrants hereunder, the Company issues or sells any shares of its Common Stock or securities convertible into Common Stock, other than up to 700,000 shares of Common Stock reserved under the Company's employee stock option plan, for a consideration per share less than the price per share of the weighted average of the prices per share of the number of shares exercisable pursuant to the Warrants hereunder (the "Lower Priced Shares", then and in each such case, the price per share for the exercise of the Warrants hereunder into the Common Stock will be reduced to a price (calculated to the nearest cent) determined by multiplying the price per share of the weighted average of the prices per share of the number of shares exercisable pursuant to the Warrants hereunder by a fraction (1) the numerator of which will be the number of shares of Common Stock outstanding, including Common Stock issuable upon the exercise of the Warrants hereunder, plus the 700,000 shares of Common Stock reserved under the Company's employee stock option plan, plus the number of shares of Common Stock that could be purchased with the aggregate amount of. consideration received by the Company for the issuance of the number of Lower Priced Shares at a price per share of the weighted average of the prices per share of the number of shares exercisable pursuant to the Warrants hereunder, and (2) the denominator of which will be the number of shares of Common Stock outstanding, including Common Stock issuable upon the exercise of the Warrants hereunder, plus the 700,000 shares of Common Stock reserved under the Company's employee stock option plan, plus the number of Lower Priced Shares proposed to be issued or sold is issued or sold; provided that such fraction will in no event be greater than one.

                           5.4.2 For the purpose of making any adjustment in the
price per share for the exercise of the Warrants hereunder into the Common Stock as provided above, the consideration received by the Company for any issue or sale of Common Stock will be computed:


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                                    (a) to the extent it consists of cash, as
the amount of cash received by the Company before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale;

                                    (b) to the extent it consists of property
other than cash, at the fair market value of that property as determined in good faith by the Company's Board of Directors; and

                                    (c) if Common Stock is issued or sold
together with other stock or securities or other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock.

         6. Holder as Owner. Company may deem and treat Holder as the absolute owner of this Warrant for all purposes regardless of any notice to the contrary.

         7. No Rights as Shareholder. This Warrant shall not entitle Holder to any voting rights or any other rights as a shareholder of Company or to any other rights whatsoever except the rights stated herein. No cash or stock dividends or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and only to the extent that, this Warrant shall be exercised.

         8. Replacement. On receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to Company, or in the case of mutilation, on surrender and cancellation of this Warrant, Company shall execute and deliver, in lieu of this Warrant, a new Warrant of like denomination, tenor and date as this Warrant.

         9. Restrictions on Transfer. Neither this Warrant nor any securities purchased upon exercise of this Warrant may be transferred unless (a) such transfer is registered under the Securities Act of 1933 as amended (the "Securities Act") and any applicable state securities or blue sky laws, (b) Company has received a legal opinion reasonably satisfactory to Company to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities or blue sky laws, or (c) Company otherwise satisfies itself that such transfer is exempt from registration.

         10. Legend. A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise hereof and a stop transfer restriction or order may be placed on the books of Company and with any transfer agent until such securities may be legally sold or otherwise transferred.



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         11. "Piggy-Back" Registration.

                  11.1 Election to Register Common Stock. If Company shall determine to register its Common Stock in compliance with the Securities Act, either for its own account or the account of any shareholder or shareholders exercising their registration rights, other than a registration relating solely to employee benefit plans, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Stock, Company will:

                           (a) promptly give Holder written notice thereof
(which shall include the number of shares that Company or other shareholder proposes to register and, if known, the name of the proposed underwriter); and

                           (b) use its best efforts to include in such
registration all the shares of Common Stock specified in a written request or requests, made by Holder within twenty (20) days after receipt of the written notice from Company described in clause (a) above. If the total amount of Common Stock that Company and all shareholders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe can be sold in the offering without adversely affecting the price per share of the offering or otherwise adversely affecting the prospects of the offering, then Company will include in such registration only the number of shams which, in the opinion of such underwriters, can be sold in the following order-

                                    (1) first, the Common Stock sought to be
sold for the account of Company;

                                    (2) second, Common Stock requested to be
included in such registration (and if not all of the Common Stock may be included in such registration, the number of shares of Common Stock that may be included in the underwriting shall be allocated among all shareholders who request that their Common Stock be included in such registration, in proportion (as nearly as practicable) to the amount of Common Stock owned by each such shareholder).

                  11.2 Selection of Underwriter; Expenses. Holder shall have no right to participate in the selection of an underwriter for an offering made pursuant to this Section 11. Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of its Common Stock with respect to the registrations made pursuant to this Section 11.

         12. The Company's Capitalization Representation. The authorized capital stock of the Company consists of ten million (10,000,000) shares of Common Stock, of which seven million (7,000,000) are issued and outstanding as of the date hereof. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. The Company has reserved seven hundred thousand (700,000) shares of Common Stock


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for its employee stock option plan; one hundred forty-five thousand eight hundred thirty-three (145,833) shares of Common Stock for the issuance upon conversion of the Debenture; and one hundred thirty five thousand four hundred and sixteen (135,416) shares of Common Stock for issuance upon exercise of the Warrant. Other than the employee stock option plan, the Warrant, and the Debenture, the Company does not have any outstanding capital stock or securities convertible into or exchangeable for any shares of its capital stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding rights or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or outstanding calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company. Except as provided in the employee stock option plan, the Warrant, and the Debenture, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares o its capital stock or any convertible securities, rights or options of the type described in the preceding sentence.

         13. Successors and Assigns. Subject to the restrictions on transfer described in Section 9 hereof, the rights and obligations of Company and Holder of this Warrant shall be binding upon and inure to the benefit of the parties' successors, assigns, heirs, administrators and permitted transferees.

         14. Amendment; Waiver. This Warrant and any of its terms may be modified, amended, waived or terminated (except as provided in Section 4 hereof) only by a written instrument signed by the party against whom enforcement or that modification, amendment, waiver or termination is sought.

         15. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered in person or mailed by United States mail, first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

                  If to Holder:

                           Deerwood Enterprises, Ltd.
                           5177 Richmond
                           Suite 1166
                           Houston.  TX 77056



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                  If to Company:

                           The F.A.S.T. Management Group, Inc.
                           15440 NE 95th Street, Suite 240
                           Redmond, Washington 98052

Each of the parties shall be entitled to specify a different address by giving five (5) business days' advance written notice to the other party.

         16. Investment Intent. By accepting this Warrant- Holder represents that it is acquiring it for investment and not with a view to, or for sale in connection with, any distribution thereof.

         17. Governing Law. The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Washington.

         18. Severability. If any provision of this Warrant or the application thereof to any person, place or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Warrant and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

         19. Interpretation. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

         20. Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in any number of counterparts or executed and delivered by facsimile transmission, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Company has executed this Warrant as of the date first above written.

                                          THE F.A.S.T. MANAGEMENT GROUP, INC,
                                          a Washington corporation


                                          By         /s/ Charles M. Cosby
                                            ------------------------------------

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                              ELECTION TO PURCHASE



(To be executed only upon exercise of Warrant)

         The undersigned registered owner of the attached Warrant irrevocably exercises Warrant for shares of Common Stock of THE F.A.S.T. MANAGEMENT GROUP, INC., on the terms and conditions specified in the Warrant, and requests that a certificate for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ____________________, whose address is ____________________, and, if such shares of Common Stock shall not include all of the shares of Common Stock into which the Warrant is exercisable, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.

Dated: __________



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